UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 23, 2015

STRATEGABIZ, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

922 Chappel Valley Loop
Lehi, Utah 84043
(Address of Principal Executive Offices)

801-592-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a material Definitive Agreement

Subscription Agreement

On February 23, 2015, StrategaBiz, Inc. (the “Company”) entered into a Common Stock Subscription Agreement (the “Subscription Agreement”) with certain purchasers (the “Purchasers”) pursuant to which the Purchasers agreed to purchase (the “Offering”) 137,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a price of $1.00 per share. The issuance of the Shares pursuant to the Subscription Agreement was made in reliance upon an exemption from registration provided under Regulation S and/or Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. None of the Shares sold in the Offering were registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration in accordance with Regulation S and/or Regulation D of the Securities Act.  The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.

Exhibit Number	Description of Exhibits
10.1	Press Release
99.1	Form of Subscription Agreement between the Company and the Investors

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 23rd day of February, 2015.

STRATEGABIZ, INC.
By:	/s/ Robert K. Bench
	Name:	Robert K. Bench
	Title:	President

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description of Exhibits
10.1	Press Release
99.1	Form of Subscription Agreement between the Company and the Investors